Exhibit 99.3

INDEPENDENT AUDITOR’S REPORT

Board of Managers

Banner Oil & Gas, LLC

Oklahoma City, Oklahoma

We have audited the accompanying consolidated financial statements of Banner Oil & Gas, LLC (a limited liability company), and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, cash flows, and members’ equity for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-1

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Banner Oil & Gas, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 30, 2021

F-2

BANNER OIL AND GAS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash	$228,676	$278,446
Accounts receivable:
Accrued oil & natural gas sales	697,504	548,661
Derivative receivable	-	8,290
Joint interest billings	87,821	777
Oil inventory in tanks	178,259	223,058
Prepaid expenses	32,786	80,268
Total current assets	1,225,046	1,139,500

OIL AND GAS PROPERTIES, AT COST, based on full cost method of accounting, net of accumulated depreciation, depletion, amortization and impairment	30,211,426	34,614,645

OTHER ASSETS
Other property and equipment, net	129,707	172,154
Deposits	289,343	257,952
Unamortized debt issuance cost	117,077	12,542

TOTAL ASSETS	$31,972,599	$36,196,793

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,432,041	$1,058,124
Current portion of notes payable	14,424	18,892,165
Current portion of derivative obligation	224,780	-
Paid in kind interest payable	—	1,230,826
Other accrued liabilities	439,042	92,393
Total current liabilities	2,110,287	21,273,508

LONG-TERM LIABILITIES
Notes payable	1,650,800	30,670
Non current derivative obligation	38,170	-
Asset retirement obligations	4,155,724	2,761,519
Commitments and contingencies (Note 8)

MEMBERS EQUITY
Members’ equity	24,017,618	12,131,096

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$31,972,599	$36,196,793

See accompanying notes to consolidated financial statements.

F-3

BANNER OIL AND GAS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
OPERATING REVENUES
Oil sales	$3,539,301	$6,802,550
Natural gas sales	457,804	80,593
Total operating revenue	3,997,105	6,883,143

OPERATING COSTS AND EXPENSES
Lease operating	3,319,671	4,802,528
Production taxes and other expense	245,628	445,830
Adjustment to production tax rebate	(89,523)	(133,483)
Other production costs	158,782	47,460
Ad valorem taxes	90,255	60,369
General and administrative	1,481,000	1,161,046
Depreciation, depletion and amortization	1,358,119	1,342,482
Oil and natural gas property impairment	9,111,083	-
Accretion of asset retirement obligations	212,944	188,273
Total operating costs and expenses	15,887,959	7,914,505
Loss from operations	(11,890,854)	(1,031,362)

OTHER (EXPENSE) INCOME
Contract operator income from related parties	33,500	-
Other income	99,025	4,342
Interest expense	(8,015)	(114,877)
Paid in kind interest	(349,335)	(1,230,826)
Amortization of loan costs	(15,736)	(255,305)
Letter of credit fees	(34,097)	(31,592)
Gain (loss) on sale of equipment	-	7,708
Risk management settlements	(20,853)	514,889
Risk management change in fair value	(262,950)	(384,771)
Total other (expenses) income	(558,461)	(1,490,432)

NET LOSS	$(12,449,315)	$(2,521,794)

See accompanying notes to consolidated financial statements.

F-4

BANNER OIL AND GAS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,449,315)	$(2,521,794)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation, depletion and amortization	1,358,118	1,342,482
Oil and natural gas property impairment	9,111,083	-
Non-cash operating expenses treated as note collections	-	24,261
(Gain) loss on sale of assets	(31,684)	(7,708)
Non-cash interest expense	349,335	1,230,826
Accretion expense	212,944	188,273
Settlement of asset retirement obligations	-	(8,059)
Amortization of debt issuance costs	15,736	255,305
Unrealized (gain) loss on derivative instruments	262,950	384,771
Change in assets and liabilities:
Accrued oil and gas sales	(148,843)	(51,763)
Derivative receivable and joint interest billings	(78,754)	306,309
Oil inventory in tanks	44,799	(32,807)
Prepaid expenses and other assets	16,091	75,112
Accounts payable	373,917	16,197
Other accrued liabilities	105,191	59,467
Net cash (used in) provided by operating activities	(858,432)	1,260,872

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	522,803	7,708
Oil and natural gas property costs	(1,550,194)	(1,144,686)
Net cash used in investing activities	(1,027,391)	(1,136,978)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of loan costs	(119,568)	(76,029)
Net payments on line of credit	-	(18,794)
Payments on notes payable	(16,246)	-
Borrowings on notes payable	1,650,800	-
Members’ contributions	321,067	-
Net cash provided by (used in) financing activities	1,836,053	(94,823)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(49,770)	29,071

CASH AND CASH EQUIVALENTS, Beginning of year	278,446	249,375

CASH AND CASH EQUIVALENTS, End of year	$228,676	$278,446

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$152	$114,877

NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital costs in accounts payable and accrued liabilities	$356,764	$352,000
Oil and gas properties acquired through merger with K3 and 2W	3,563,510	-
Other noncash activity from merger with K3 and 2W	21,067	-

See accompanying notes to consolidated financial statements.

F-5

BANNER OIL AND GAS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Series A Preferred	Capital Interests	Members’ Equity

JANUARY 1, 2019	$6,825,000	$7,827,890	$14,652,890

Net Loss	-	(2,521,794)	(2,521,794)

DECEMBER 31, 2019	6,825,000	5,306,096	12,131,096

Cash capital contribution From Sage Road	-	271,067	271,067
Cash capital contribution from Michael Richardson	-	50,000	50,000
Debt assumed by parent	-	20,472,327	20,472,327
Conversion of series A preferred to capital interests	(6,825,000)	6,825,000	-
Property contribution by K3	-	1,914,600	1,914,600
Property contribution by 2W	-	1,627,843	1,627,843
Net loss	-	(12,449,315)	(12,449,315)

DECEMBER 31, 2020	$-	$24,017,618	$24,017,618

See accompanying notes to consolidated financial statements.

F-6

BANNER OIL & GAS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

1.	NATURE OF OPERATIONS, PRINCIPLES OF CONSOLIDATION AND SIGNIFICANT TRANSACTIONS

Banner Oil & Gas, LLC (“Banner”) was formed as a limited liability company in the state of Oklahoma on December 13, 2010. Its major operations consist of the exploration for and acquisition, production, and sale of crude oil and natural gas with an area of concentration in Oklahoma, Texas, Kansas and Mississippi. Banner will continue perpetually until terminated pursuant to statute or any provision of the limited liability company agreement. No member shall be liable for the expenses, liabilities or obligations of Banner.

On November 23, 2020, Banner’s board of managers approved a plan of division whereby Banner Holdings, LLC (“Banner Holdings”) was formed and became the sole member of Banner. All existing capital interests and incentive units of Banner were exchanged for an equal amount of capital interests and incentive units in Banner Holdings. Banner Holdings assumed all obligations regarding the prior revolving credit facility. Additionally, oil and gas assets of two companies under common control were merged with Banner effective October 1, 2020 (K3 AssetCo, LLC and 2W AssetCo, LLC). (See Notes 3 and 4).

The consolidated financial statements include the accounts of Banner and its wholly owned subsidiaries, Pennant Oil & Gas, LLC, Banner Oilfield Services, LLC, BOG-Osage, LLC, K3 AssetCo, LLC and 2W AssetCo, LLC (collectively referred to as the “Company” or “Banner”). All significant intercompany accounts and transactions have been eliminated in consolidation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP), management makes estimates and assumptions in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and changes in these estimates are recorded when known. Significant estimates, which are subject to change in the near term, affecting these financial statements include estimates for quantities of proved oil and natural gas reserves and future cash flows, which is used to compute depreciation, depletion and amortization and impairment of oil and natural gas properties, period end oil and natural gas sales and accruals, and asset retirement obligations.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and money market funds to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts and money market funds which may not be fully federally insured. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on such accounts.

Accounts Receivable - The Company’s accounts receivable are primarily from companies in the oil and natural gas industry located in the southwestern part of the United States. Credit for oil and natural gas sales is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable from working interest owners also does not require collateral, although the Company generally has the right to apply their portion of oil and natural gas sales to their accounts receivable balance. Accounts receivable are due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts when the Company believes collection is doubtful. Accounts outstanding longer than the contractual payment terms are considered past due.

F-7

The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, amounts which may be obtained by an offset against production proceeds due the customer and the condition of the general economy as a whole. The Company writes off specific accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. At December 31, 2020 and 2019, management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Oil Inventory - At December 31, 2020 and 2019, inventory consisted of crude oil produced and stored in tanks prior to delivery to the purchaser in the amount of approximately $178,000 and $223,000, respectively. Inventory is presented on the balance sheet at the lower of cost to produce or market.

Oil and Natural Gas Properties - The full cost method of accounting is used to account for oil and natural gas properties. Under this method of accounting, all costs incident to the acquisition, exploration, and development of properties (both developed and undeveloped), including costs of abandoned leaseholds, delay lease rentals, unproductive wells, and well drilling and equipment costs, are capitalized. The Company capitalizes internal costs that can be directly identified with acquisition, exploration and development activities, but does not include any costs related to production, general corporate overhead or similar activities. Capitalized costs include geological and geophysical work, seismic, delay rentals, drilling and completing and equipping oil and natural gas wells, including salaries, benefits and other internal costs directly attributable to these activities.

Capitalized costs as well as future development costs on proved undeveloped properties are amortized using the units-of-production method, based on estimates of proved oil and natural gas reserves and production, which are converted to a common unit of measure based upon their relative energy content. The computation of depreciation, depletion and amortization takes into consideration restoration, dismantlement and abandonment costs and the anticipated proceeds from salvaging equipment. Due to uncertainties inherent in this estimation process, it is at least reasonably possible that reserve quantities will be revised significantly in the near term. If the Company’s unamortized costs exceed the cost center ceiling (defined as the sum of the present value, discounted at 10%, of estimated future net revenues from proved reserves plus the lower of cost or estimated fair value of unproved properties), the excess is charged to expense in the year in which the excess occurs. Generally, no gains or losses are recognized on the sale or disposition of oil and natural gas properties unless such dispositions involve a significant alteration in the depletion rate. Management’s evaluation concluded that there was no impairment for the year ended December 31, 2019, but due to the decline in oil prices during 2020, there was an impairment required for the year ended December 31, 2020 of approximately $9,111,000.

Other Property and Equipment - Other property and equipment is recorded at cost. Upon retirement or disposition of assets, the cost and related accumulated depreciation are removed from the consolidated balance sheet with the resulting gain or loss, if any, reflected in the consolidated statement of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, typically from 3 to 10 years. Depreciation expense related to other property and equipment was approximately $56,000 and $60,000 for the years ended December 31, 2020 and 2019, respectively.

F-8

Revenue Recognition - Oil and natural gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, title has transferred and collectability of the revenue is probable. Delivery occurs and title is transferred when production has been delivered to a pipeline or picked up by the purchaser. Taxes assessed by governmental authorities on oil and natural gas revenues are presented separately from such revenues as production taxes in the consolidated statements of operations. Well supervision fees and overhead reimbursements associated with producing properties are recognized as expense reimbursements when the services are performed.

Income Taxes - The Company is a limited liability company and therefore substantially all taxes are passed through to the individual members. There is no provision for income taxes provided for in these financial statements. The Company’s 2016 through 2019 federal income tax and state income tax returns remain open to examination by various tax jurisdictions which include Oklahoma. Additionally, the Company’s state margin tax returns for 2016 through 2019 remain open to examination for the state of Texas.

Management has evaluated the Company’s tax positions and concluded that there are no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of authoritative guidance.

Concentrations of Credit Risk and Major Customers - The Company extends credit to purchasers of oil and natural gas, which are primarily large energy companies. The Company had three purchasers during the year ended December 31, 2020 whose individual purchases exceeded 10% of oil and natural gas sales and collectively accounted for approximately 63% of total oil and natural gas sales. The Company had three purchasers during the year ended December 31, 2019 whose individual purchases exceeded 10% of oil and natural gas sales and collectively accounted for approximately 70% of total oil and natural gas sales.

The Company had five purchasers whose outstanding balance was approximately 67% of accounts receivable from oil and natural gas sales at December 31, 2020, and three purchasers whose outstanding balance was approximately 88% of accounts receivable from oil and natural gas sales at December 31, 2019.

Gas Balancing - In certain instances, the owners of the natural gas produced from a well will select different purchasers for their respective ownership interest in the wells. If one purchaser takes more than its ratable portion of the natural gas, the owners selling to that purchaser will be required to satisfy the imbalance in the future by cash payments or by allowing the other owners to sell more than their share of production. To the extent future reserves exist to enable the other owners to sell more than their ratable share of natural gas, no liability is recorded for the Company’s obligation for natural gas taken by its purchasers which exceeds the Company’s ownership interest of the well’s total production. The Company has no significant imbalances at December 31, 2020 or 2019.

Debt Issuance Costs - The Company amortizes loan origination fees for financing agreements over the life of the loan using the straight-line method, which does not differ significantly from the effective interest method. Amortization expense totaled approximately $16,000 and $255,000 in 2020 and 2019, respectively.

F-9

Accounting standards require debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The standards allow companies to report debt issuance costs related to line of credit agreements as unamortized costs on the balance sheet. The Company reports debt issuance costs related to its revolving credit facility as unamortized debt issuance costs on the consolidated balance sheets.

Derivative Instruments and Hedge Transactions - The Company recognizes derivatives as either an asset or a liability measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative and the resulting designation. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is designated as a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through income or recognized in other comprehensive income until the hedged item is recognized in income. The ineffective portion of a hedge’s change in fair value will be immediately recognized in income. The Company has not designated its derivative financial instruments for hedge accounting, and as such, changes in fair value are reported in earnings as a component of risk management income (expense) (See Note 6).

Fair Value of Financial Instruments - The carrying value of items comprising current assets and current liabilities approximate fair values due to the short-term maturities of these instruments. The carrying value of the long-term debt approximates fair value as a result of the long-term debt having a variable interest rate, or the current rates offered to the Company for long-term debt are substantially the same. The Company’s derivative financial instruments are reported at fair value.

Accounting for Asset Retirement Obligations - The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. The Company’s asset retirement obligations relate to estimated future plugging and abandonment costs on its oil and natural gas properties and related facilities disposal. These obligations to abandon and restore properties are based upon estimated future costs which may change based upon future inflation rates and changes in statutory remediation rules or changes in future cost estimates.

At December 31, 2020 and 2019, the Company has cash held in escrow with a fair market value of $160,000 that is legally restricted for potential plugging and abandonment liability in the Wildhorse Unit located in Osage County, Oklahoma. The cash held related to this escrow account is included in deposits on the consolidated balance sheets.

The activities incurred in the asset retirement obligations are as follows for the years ended December 31:

	2020	2019
Balance at beginning of year	$2,761,519	$2,581,305
Liabilities incurred in current year	1,761,821	-
Revisions	(340,497)	-
Liabilities settled in current year	(240,062)	(8,059)
Accretion expense	212,943	188,273
Balance at end of year	$4,155,724	$2,761,519

F-10

Recent accounting pronouncements – In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02 “Leases (Topic 842).” The purpose of the guidance is to increase the transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet as well as providing additional disclosure requirements related to leasing arrangements. On April 8, 2020, the FASB voted to defer the effective date for ASU 2016-02 for private companies. As such the new guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2021, though early adoption is permitted. Management is currently evaluating the impact adopting this recent accounting pronouncement will have on the Company’s financial statements in future reporting periods.

3.	NOTES PAYABLE

Notes payable consisted of the following at December 31,	2020	2019
Revolving credit facility with Wells Fargo Bank, N.A. as administrative agent, bearing interest at a weighted average adjusted rate as defined in the agreement (7.75% at December 31, 2019), payable monthly at $125,000 plus accrued interest. Principle and any unpaid interest was due November 30, 2019. Collateralized by the Company’s oil and natural gas properties.	$-	$18,892,165
Revolving credit facility with Firstbank Southwest as administrative agent, bearing interest at a weighted average adjusted rate as defined in the agreement (4.75% at December 31, 2020). Principle and any unpaid interest is due November 24, 2024. Collateralized by the Company’s oil and natural gas properties.	1,200,000	-
Unsecured, forgivable loan from Prosperity Bank as part of Small Business Administration Paycheck Protection Program (PPP).	300,900	-
Small Business Administration Economic Injury Disaster Loan bearing interest at 3.75%. Monthly principal and interest payments of $731 for 348 months starting June 2021 with remaining principal and interest due June 2050. Loan is secured generally by all assets of the Company.	149,900	-
Other	14,424	30,670
	$1,665,224	$18,922,835

Revolving Credit Facility with Wells Fargo Bank, N.A.

In November 2012, the Company entered into a four-year $100,000,000 credit facility with Wells Fargo Bank, N.A., as administrative agent, which provided for a revolving line of credit with an initial borrowing base of $45,000,000. The borrowing base has been reduced each year following to $23,250,000 beginning January 2017 and $20,250,000 in early 2018. The maximum amount available is subject to semi-annual redeterminations of the borrowing base in April and October of each year until maturity, based on the value of the Company’s proved oil and natural gas reserves in accordance with the lenders’ customary procedures and practices. Both the Company and the lenders have the right to request one additional redetermination each year. Generally, the facility bears interest at the lesser of: (a) LIBOR or (b) the reference rate as defined, with each subject to a margin based on the borrowing base utilization.

F-11

The borrowing facility is secured by substantially all of the proved oil and natural gas assets and all personal property of the Company and its subsidiaries and by guarantees of each of the Company’s subsidiaries.

The debt agreement has certain financial covenants which provide for, among other things, maintaining a certain financial ratio and monthly and weekly reporting requirements, limits on extending payments on accounts to vendors, and minimum liquidity requirements, as defined.

The debt agreement contains customary provisions for events of default. If an event of default occurs and is continuing, the administrative agent may, or at the request of the lenders shall, accelerate amounts due under the debt agreements, except for an insolvency event of default, in which case such amounts will automatically become due and payable.

The Company was unable to reach agreement with the bank regarding extension of the borrowing facility. As of December 31, 2019, the borrowing facility was in default. The outstanding balance of the revolving credit facility of $18,892,165 was classified as a current liability in the consolidated balance sheet at December 31, 2019.

Effective May 15, 2020, Sage Road, the Company’s majority member, purchased all of the outstanding indebtedness and accrued and unpaid interest associated with the revolving credit facility from Wells Fargo, et al. The Company remained liable for the outstanding debt and the associated accrued and unpaid interest, payable to Sage Road. Effective November 24, 2020 the Company’s parent, Banner Holdings, assumed the outstanding indebtedness and accrued and unpaid interest associated with the revolving credit facility in return for capital interests in Banner as more fully discussed in Note 4.

Revolving Credit Facility with Firstbank Southwest

In November 2020, the Company entered into a four year credit agreement with Firstbank Southwest as administrative agent, which provides for a revolving line of credit with an initial borrowing base of $5,000,000. The maximum amount available is subject to semi-annual redeterminations of the borrowing base in April and October of each year until maturity, based on the value of the Company’s proved oil and natural gas reserves in accordance with the lenders’ customary procedures and practices. Both the Company and the lenders have the right to request one additional redetermination each year.

Interest on the outstanding amounts under the credit facility will accrue at an interest rate equal to either (i) the Alternate Base Rate (as defined in the credit agreement) plus an applicable margin (as defined in the credit agreement) that ranges between 1.00% to 2.00% depending on utilization or (ii) the Adjusted LIBO Rate (as defined in the credit agreement) plus an applicable margin that ranges between 4.00% to 5.00% depending on utilization. In the case that an event of default (as defined under the credit agreement) occurs, the outstanding amounts will bear an additional 2.00% interest plus the applicable Alternate Base Rate or Adjusted LIBO Rate and corresponding applicable margin.

F-12

As of December 31, 2020, outstanding borrowings were accruing interest at the Alternate Base Rate plus the applicable margin which resulted in an interest rate of 4.75%.

A commitment fee of 0.500%, accrues on the average daily amount of the unused portion of the borrowing base and is included as a component of interest expense. The Company generally has the right to make prepayments of the borrowings at any time without penalty or premium. Letter of credit fees will accrue at 0.125% plus the Applicable Margin used to determine the interest rate applicable to borrowings that are based on Adjusted LIBO Rate.

Small Business Administration Loans

In May 2020 Banner applied for and received an unsecured forgivable loan guaranteed by the federal government as part of the Small Business Administration (SBA) Paycheck Protection Program in the amount of $300,900 bearing interest at 1%. Principal and interest of this loan can be fully forgiven based on the Company incurring qualifying expenses during the defined covered period as well as meeting other criteria related to employee retention. The Company applied for forgiveness of this loan in November 2020 but has not yet received the forgiveness letter. The Company has not made any principal or interest payments as management expects the full amount to be forgiven.

In June 2020, the Company applied for and received a loan from the federal government as part of the SBA Economic Injury Disaster Loan in the amount of $149,900 bearing interest of 3.75% per annum. Repayment of this loan begins in June 2021 with 348 monthly payments of $731 of principal and interest with a final payment due in June 2050 for all remaining unpaid principal and interest. This loan is secured generally by all assets of the Company.

4.	EQUITY TRANSACTIONS

Fourth Amended Operating Agreement

Effective January 17, 2019, the Company adopted the Fourth Amended Operating Agreement. This operating agreement, among other things, updated sharing ratios and further defined management incentive units as follows:

a)	Series A Preferred Sharing Ratio:

	i.	Sage Road: 64.47%
	ii.	Wells Fargo Energy Capital (“WFEC”) 35.53%

b)	Management Incentive Units (by type):

	i.	Pennant MIU: 5,000 units outstanding
	ii.	2019 MIU: 87,000 units outstanding

c)	Generally, distribution was allocated as follows:

	i.	Members of Non-Management Group and holders of MIUs at determined sharing ratios based on distribution thresholds;
	ii.	Members holding Series A Preferred Interests in accordance to their Series A Preferred Sharing Ratio;
	iii.	Preference Threshold Group, (Sage Road 97.22% and Pennant Energy, LLC 2.78%)
	iv.	Preference Threshold Group and Pennant MIU at determined sharing ratios based on return on investment.

In October, 2019, Sage Road purchased the Series A Preferred Interests from WFEC.

F-13

Management incentive units were administered under two separate plans by the Company’s Board of Managers. The first plan, the Management Incentive Units Plan includes units awarded to members of Pennant (“Pennant MIU Plan”) and the second plan, the 2018 Management Incentive Pool Plan (“2018 MIU Plan”) were each authorized to issue 100,000 units. The Pennant MIU Plan calls for units to vest at 20% on each of the first four anniversaries of the date of the grant with any unvested units fully vesting on the date of a Vesting Event, as defined. The 2018 MIU Plan calls for units to vest at 25% on each of the first three anniversaries of the date of the grant with any unvested units fully vesting on the date of a Vesting Event, as defined. Additionally, all management incentive units lack voting rights and are subject to transfer restrictions unless waived by the board of managers. Both plans and their corresponding units were cancelled in 2020 as discussed below.

As of December 31, 2019, the Series A Preferred Interests had accumulated $1,434,150 in preferred returns.

Fifth Amended and Restated Operating Agreement

Effective November 24, 2020, the Company adopted the Fifth Amended and Restated Operating Agreement. This operating agreement amends and restates the previous agreement in its entirety. This agreement, among other things, confirmed the Plan of Division approved by the Company’s board of managers on November 23, 2020, whereby Banner Holdings was formed becoming Banner’s parent company. All existing capital interests and incentive units of Banner were exchanged by Banner’s existing members for an equal amount of capital interests and incentive units in Banner Holdings. Banner Holdings received 100% of Banner’s capital interests in exchange for assuming all of Banner’s obligations regarding the revolving credit facility formerly held by Wells Fargo Bank, N.A. and subsequently purchased by Sage Road. As a result, Banner eliminated the note payable of $18,892,165, and the related paid in kind interest payable of $1,580,162 and recorded a capital contribution of $20,472,327.

The new operating agreement cancelled all previously issued management incentive units (“MIU’s”), converted all previous Series A Preferred Interests and Capital Interests into new Capital Interests, admitted new members through receipt of capital contributions, and issued new MIU’s under the 2020 Incentive Pool Plan (“2020 MIU Plan”).

The 2020 MIU Plan allows a maximum of 100,000 authorized units to be issued, and calls for units to vest at 25% on each of the first three anniversaries of the date of the grant with any unvested units fully vesting on the date of a vesting event, as defined. Additionally, all management incentive units lack voting rights and are subject to transfer restrictions unless waived by the board of managers. A total of 75,000 shares were issued and outstanding at December 31, 2020.

Transactions Between Entities Under Common Control

Effective October 1, 2020, capital contributions were received primarily in the form of oil and gas assets from two commonly controlled companies, K3 Oil, LLC (“K3”) and 2W Energy Partners, LLC (“2W”) and were recorded as an exchange between entities under common control. Both companies created subsidiaries to contain the assets contributed, K3 AssetCo, LLC and 2W AssetCo, LLC. The subsidiaries were contributed to Banner in exchange for Banner capital interests. Sage Road owned approximately, 97%, 92% and 94% of Banner Holdings, K3 and 2W, respectively prior to the transactions. In accordance with accounting guidance, Banner recorded the assets and liabilities contributed by K3 and 2W at historical cost with operations recorded prospectively from the effective contribution date.

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The following amounts were recorded on October 1, 2020 as a result of this activity:

K3 AssetCo, LLC:

Financial Statement Line Item	Amount
Oil and gas properties	$3,217,463
Accounts payable	5,685
Asset retirement obligations	797,178
Members’ equity	1,914,600

2W AssetCo, LLC:

Financial Statement Line Item	Amount
Cash	$20,033
Accrued oil & natural gas sales	15,770
Oil and gas properties	2,448,071
Accounts payable	51,185
Asset retirement obligations	604,846
Members’ equity	1,627,843

Banner also paid $500,000 and $200,000 to K3 and 2W, respectively in lieu of assuming certain liabilities.

Capital interest sharing ratios are as follows at December 31, 2020:

Member	Capital Interests Sharing Ratio
Banner Holdings, LLC	65.88%
K3 Oil LLC	13.19%
2W Energy Partners, LLC	20.41%
Michael Richardson	0.52%
100.00%

5.	OIL AND NATURAL GAS INFORMATION

Costs related to the oil and natural gas activities of the Company, including those related to property acquisitions, were incurred as follows for the years ended December 31:

	2020	2019
Acquisition costs	$49,246	$-
Development costs	$775,837	$1,144,686

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The Company had the following aggregate capitalized costs relating to the Company’s oil and natural gas activities at December 31:

	2020	2019
Proved oil and gas properties	$112,870,506	$106,860,868
Less accumulated DD&A and impairment	(82,659,080)	(72,246,223)
Total oil and gas properties	$30,211,426	$34,614,645

For the years ended December 31, 2020 and 2019, there were no unproved properties excluded from the amortization base.

Depreciation, depletion and amortization expense was $1,301,774 or $9.47 per equivalent barrel of oil (BoE) of production and $1,282,735 or $9.28 per equivalent BoE of production for the years ended December 31, 2020 and 2019, respectively.

6.	DERIVATIVE TRANSACTIONS

The results of operations and operating cash flows are impacted by changes in market prices for oil and natural gas. To mitigate a portion of this exposure, the Company has entered into certain derivative instruments, none of which were elected to be designated as cash flow hedges for accounting purposes. As of December 31, 2020, the Company’s derivative instruments were comprised of fixed price swaps and/or collars.

In fixed-price swap instruments, the Company receives a fixed-price for the hedged commodity and pays a floating market price to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

Collars contain a fixed floor price (put) and ceiling price (call). If the market price exceeds the call strike price or falls below the put strike price, the Company receives the fixed price and pays the market price. If the market price is between the call and the put strike price, no payments are due from either party.

As of December 31, 2020, the Company had the following hedging transactions with one counterparty consisting of both fixed price swaps and collars.

	Volume	Fixed price per Bbl
Period and type of contract	Bbls	Swaps	Purchase puts	Sold calls

2021
Oil swaps	24,000	$46.11
Oil collars	72,000	-	$42.00	$45.40
2022
Oil swaps	12,000	$46.17
Oil collars	60,000	-	$42.00	$46.02

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	Volume	Weighted average fixed price per Mmbtu
Period and type of contract	Mcf	Swaps	Purchase puts	Sold calls

2021
Natural gas swaps	80,000	$2.90
Natural gas collars	40,000		$2.93	$3.27
2022
Natural gas swaps	-
Natural gas collars	30,000		$3.00	$3.35

These instruments are recorded at fair value and changes in fair value, including settlements, have been reported as risk management income (expense) in the consolidated statements of operations. Settlements on these instruments occur every month. The following table provides a summary of the components (cash and non-cash) of risk management income (expense) for the years ended December 31:

Gains (losses) from:	2020	2019

Settlements with counter party	$(20,853)	$514,889
Change in fair value - non-cash	(262,950)	(384,771)
Total risk management income	$(283,803)	$130,118

7.	FAIR VALUE MEASUREMENTS

FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (as amended) (“ASC 820”), defines fair value, establishes a framework for measuring fair value, outlines a fair value hierarchy based on inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

Fair value is defined as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, use of unobservable prices or inputs are used to estimate the current fair value, often using an internal valuation model. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the item being valued.

Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels—defined by ASC 820 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities—are as follows:

Level I—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

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Level II—Inputs (other than quoted prices included in Level I) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level III—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The fair value of derivative contracts is measured using Level II inputs and is determined by either market prices on an active market for similar assets or by prices quoted by a broker or other market-corroborated prices, including analysis of formal pricing curves on national exchanges. The Company also utilizes credit information about counterparties, as well as a credit rating factor derived from yields on the debt of peers in the industry, in order to adjust derivative valuations for credit risk. Additions to asset retirement obligations are measured using primarily Level III inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging and abandonment costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs. See Note 2 for a roll forward of the asset retirement obligation.

The estimated fair values of assets and liabilities included in the consolidated balance sheets are summarized below as of December 31:

		Fair Value	Fair Value
		2020	2019
		Significant other observable inputs	Significant other observable inputs
		(Level 2)	(Level 2)

Derivative assets:	Balance sheet location

Oil and natural gas derivative instruments	Current portion of derivative obligation	$-	$-
	Non current derivative obligation	-	-
Total derivative assets		-	-

Derivative liabilities	Balance sheet location
Oil and natural gas derivative instruments	Accounts payable	33,476
	Current portion of derivative obligation	224,780	-
	Non current derivative obligation	38,170	-
Total derivative liabilities		262,950	-
Net derivative asset (liability)		$296,426	$-

8.	COMMITMENTS AND CONTINGENCIES

Due to the nature of the oil and natural gas business, the Company is exposed to possible environmental risks. The Company has implemented various policies and procedures to avoid environmental contamination and risks from environmental contamination. The Company conducts periodic reviews to identify changes in our environmental risk profile. These reviews evaluate whether there is a contingent liability, its amount, and the likelihood that the liability will be incurred. The amount of any potential liability is determined by considering, among other matters, incremental direct costs of any likely remediation. The Company manages its exposure to environmental liabilities on properties to be acquired by identifying existing problems and assessing the potential liability. Depending on the extent of an identified environmental problem, the Company may exclude a property from the acquisition, require the seller to remediate the property, or agree to assume liability for the remediation of the property. The Company has historically not experienced any significant environmental liability and is not aware of any potential material environmental issues or claims at December 31, 2020.

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The Company is periodically subject to lawsuits, investigations and disputes, including matters relating to commercial transactions, environmental and health and safety matters. A liability is recognized for any contingency that is possible of occurrence and reasonably estimable. The Company continually assesses the likelihood of adverse judgements of outcomes in these matters, as well as potential ranges of possible losses (taking into consideration any insurance recoveries), based on a careful analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. None of these actions are expected to have a material adverse impact on the Company. The Company will continue to monitor the impact that litigation could have on the Company and will assess the impact of future events on the Company’s financial position, results of operations and cash flows. As of December 31, 2020, the Company does not have any litigation liabilities that require an accrual.

9.	SUBSEQUENT EVENTS

Management has evaluated events through April 30, 2021, the date the financial statements were available to be issued. There were no subsequent events requiring recognition or disclosure.

* * * * * *

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